Exhibit 1.01

Audience, Inc.

Conflict Minerals Report

For The Reporting Period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (the “Report”) of Audience, Inc. (“Audience” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2014 to December 31, 2014.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals referred to as “Conflict Minerals” are gold, columbite-tantalite (coltan), cassiterite and wolfamite, including their derivatives which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of the Company’s Products Covered by this Report

Our products include voice and audio processors and audio codecs. We operate a fabless business model and outsource the manufacturing of our products to contract manufacturers. This Report relates to our products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during 2014. We have determined that one or more Conflict Minerals is necessary to the functionality or production of each of our voice and audio processors and audio codecs, and as a result, all of our voice and audio processors and audio codecs are considered “Covered Products” for purposes of this report.

Description of the Company’s Reasonable Country of Origin Inquiry

As described in this Report, we have determined that the following Conflict Minerals: gold, tantalum, tin, and tungsten are necessary to the functionality or production of products manufactured or contracted to be manufactured by us during 2014. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. Our supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on its contract manufacturers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products. In designing our RCOI, we employed a combination of measures to determine whether the Conflict Minerals in our Covered Products originated from the Covered Countries, and determined that the Company would survey all of our contract manufacturers.

As such, our RCOI primarily consisted of requesting the Conflict Minerals reporting template prepared by the Electronic Industry Citizenship Coalition and Global eSustainability Initiative (“EICC-GeSI”) from all of our contract manufacturers in 2014. Responses from our contract manufacturers were reviewed for completeness, reasonableness and consistency, and we routinely followed up with our contract manufacturers for corrections and clarifications as needed.

We received complete responses from each of our contract manufacturers. However, there were some suppliers whose supply chain information has not yet been traced back to the true smelter or refiner.

Based on our RCOI, we were unable to determine that the Conflict Minerals in our Covered Products did not originate in the Covered Countries, or if the Conflict Minerals in our Covered Products came from recycled or scrap sources.

Description of the Company’s Due Diligence Process

The Company’s due diligence measures have been designed to conform to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance is an internationally recognized due diligence framework.

In accordance with the five-step OECD Guidance, the design of our due diligence includes, but is not limited to, the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out independent third-party audit of smelter/refiner’s due diligence practices and (v) reporting on supply chain due diligence. A description of certain activities undertaken by us in respect of each of the five steps of the OECD Guidance is described below

1.	Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.	Adopt and Commit to a Supply Chain Policy for Conflict Minerals: In August 2013, Audience adopted a written policy relating to the use of Conflict Minerals in our supply chain. A copy of our Conflict Minerals Policy is available at http://investor.audience.com/governance.cfm.

b.	Internal Management to Support Supply Chain Due Diligence: Audience has established an internal compliance team with members from its operations, finance, and legal functions, and these individuals are charged with the development and implementation of our Conflict Minerals program. This team has established policies and has developed procedures for managing and tracking our Conflict Minerals program.

c.	Controls and Transparency to Support Supply Chain Diligence: Audience is committed to holding our contract manufacturers responsible for providing the information needed to support the RCOI and due diligence processes at both the corporate level and the procurement level. Audience undertook a RCOI with respect to Conflict Minerals in our supply chain by providing the EICC-GeSI template to each of our contract manufacturers that supply products containing Conflict Minerals to gather information about their use of Conflict Minerals, the smelters and refiners in their supply chain that are included in our products and the countries of origin for Conflict Minerals used in our products.

d.	Supplier Engagement: Audience continues to engage actively with our contract manufacturers to strengthen our relationship with them. We are requiring our contract manufacturers to adopt policies which reasonably assure that the tantalum, tin, tungsten, and gold in the products they manufacture are conflict-free. We are implementing procedures whereby contract manufacturers must ensure that all parts used to manufacture products supplied to or for Audience originate from certified conflict-free smelters validated as compliant to the EICC CFS protocol, using the CFS Compliant Smelter List, and we will consider alternative arrangements for contract manufacturers who are unable to cooperate in our due diligence efforts and sourcing requirements. For contract manufacturers with smelters that have been identified as ‘High Risk’ (e.g., sourced from non-conflict free regions), Audience will require these contract manufacturers to provide an action plan in becoming conflict-free for all of their smelters.

e.	Grievance Mechanism: We have various grievance mechanisms whereby employees and suppliers can report violations of Audience’s policies. For example, Audience’s Code of Business Conduct and Ethics provides a grievance mechanism of Audience’s policies and describes the contact point and process to report any violation in Audience’s policies.

2.	Identification and Assessment of Risks in the Supply Chain

Audience’s supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on its contract manufacturers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

Audience reviewed the EICC-GeSI templates received from our contract manufacturers for the period covering 2014. We followed up with contract manufacturers whose EICC-GeSI templates contained discrepancies or responses that required additional explanation or clarification. We verified the completed EICC-GeSI templates against www.conflictfreesourcing.org’s conflict-free smelters & refiners list and confirmed that 85% of the smelters identified by our contract manufacturers as being CFS compliant pursuant to the Conflict Free Sourcing Program(CFSP).

3.	Designing and Implementing a Strategy to Respond to Identified Risks

Audience expects its contract manufacturers to use materials that are environmentally safe and sourced from socially responsible suppliers. If Audience discovers the use of Conflict Minerals produced in facilities that are considered to be “non-conflict free,” in any material, parts or components procured by our contract manufacturers or that are incorporated in our products by contract manufacturers, Audience will evaluate with our management whether to switch to alternate contract manufacturers in accordance with the goal of taking appropriate actions to transition product to be “conflict free.”

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain and, as a result, we do not directly conduct audits.

5.	Reporting on Supply Chain Due Diligence

In 2015, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at http://investor.audience.com/governance.cfm.

This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Guidelines, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate Conflict Minerals necessary to the functionality or production of such products.

Findings and Conclusions

Based on the information that was provided by the Company’s contract manufactures and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed below, including whether such smelters or refiners are CFSP (Conflict Free Smelter Program) compliant or actively participating in the CFSP

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification	Comments

Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019	CFSP Compliant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSP Compliant

Gold	AngloGold Ashanti Mineração Ltda	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058	CFSP Compliant

Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND	CID000077	CFSP Compliant

Gold	Asahi Pretec Corporation	Asahi Pretec Corporation	JAPAN	CID000082	CFSP Compliant

Gold	Asaka Riken Co Ltd	Asaka Riken Co Ltd	JAPAN	CID000090	Active in CFSP

Gold	CCR Refinery – Glencore Canada Corporation	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185	CFSP Compliant

Gold	Dowa	Dowa	JAPAN	CID000401	CFSP Compliant

Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSP Compliant

Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	HONG KONG	CID000707	CFSP Compliant

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification	Comments

Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSP Compliant

Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFSP Compliant

Gold	Johnson Matthey Canada	Johnson Matthey Ltd	CANADA	CID000924	CFSP Compliant

Gold	Johnson Matthey Inc	Johnson Matthey Inc	UNITED STATES	CID000920	CFSP Compliant

Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFSP Compliant

Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES	CID000969	CFSP Compliant

Gold	Kojima Chemicals Co., Ltd	Kojima Chemicals Co., Ltd	JAPAN	CID000981	CFSP Compliant

Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	CFSP Compliant

Gold	Materion	Materion	UNITED STATES	CID001113	CFSP Compliant

Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	CFSP Compliant

Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149	CFSP Compliant

Gold	Metalor Technologies SA	Metalor Technologies SA	SWITZERLAND	CID001153	CFSP Compliant

Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	CID001157	CFSP Compliant

Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001188	CFSP Compliant

Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSP Compliant

Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN	CID001259	CFSP Compliant

Gold	Ohio Precious Metals, LLC	Ohio Precious Metals, LLC	UNITED STATES	CID001322	CFSP Compliant

Gold	PAMP SA	PAMP SA	SWITZERLAND	CID001352	CFSP Compliant

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification	Comments

Gold	Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSP Compliant

Gold	Rand Refinery (Pty) Ltd	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512	CFSP Compliant

Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES	CID002510	CFSP Compliant

Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534	CFSP Compliant

Gold	SEMPSA Joyería Platería SA	SEMPSA Joyería Platería SA	SPAIN	CID001585	CFSP Compliant

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622	CFSP Compliant

Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	CFSP Compliant

Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSP Compliant

Gold	Tanaka Denshi Kogyo K.K	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSP Compliant

Gold	Tokuriki Honten Co., Ltd	Tokuriki Honten Co., Ltd	JAPAN	CID001938	CFSP Compliant

Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSP Compliant

Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	CFSP Compliant

Gold	Valcambi SA	Valcambi SA	SWITZERLAND	CID002003	CFSP Compliant

Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSP Compliant

Gold	Xstrata Canada Corporation	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185	CFSP Compliant

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100	CFSP Compliant

Gold	Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	JAPAN	CID002129	Active in CFSP

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification	Comments

Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460	CFSP Compliant

Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES	CID002557	CFSP Compliant

Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSP Compliant

Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY	CID002545	CFSP Compliant

Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	CFSP Compliant

Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSP Compliant

Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES	CID002548	CFSP Compliant

Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN	CID002549	CFSP Compliant

Tantalum	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550	CFSP Compliant

Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	CFSP Compliant

Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	CID001192	CFSP Compliant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSP Compliant

Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSP Compliant

Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	CID001869	CFSP Compliant

Tantalum	Ulba	Ulba	KAZAKHSTAN	CID001969	CFSP Compliant

Tin	Alpha	Alpha	UNITED STATES	CID000292	CFSP Compliant

Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	CHINA	CID001070	Active in CFSP

Tin	Cooper Santa	Cooper Santa	BRAZIL	CID000295	CFSP Compliant

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification	Comments

Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313	Active in CFSP

Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315	CFSP Compliant

Tin	EM Vinto	EM Vinto	BOLIVIA	CID000438	CFSP Compliant

Tin	Fenix Metals	Fenix Metals	POLAND	CID000468	Active in CFSP

Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538	CFSP Compliant

Tin	Liuzhou China Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Active in CFSP

Tin	Magnu’s Minerais Metais e Ligas LTDA	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	CID002468	CFSP Compliant

Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFSP Compliant

Tin	Metallo Chimique	Metallo Chimique	BELGIUM	CID002778	Active in CFSP

Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001173	CFSP Compliant

Tin	Minsur	Minsur	PERU	CID001182	CFSP Compliant

Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001191	CFSP Compliant

Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Active in CFSP

Tin	OMSA	OMSA	BOLIVIA	CID001337	CFSP Compliant

Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSP Compliant

Tin	PT Bangka Putra Karya	PT Bangka Putra Karya	INDONESIA	CID001412	CFSP Compliant

Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419	CFSP Compliant

Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428	CFSP Compliant

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification	Comments

Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434	CFSP Compliant

Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSP Compliant

Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453	CFSP Compliant

Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458	CFSP Compliant

Tin	PT REFINED BANGKA TIN	PT REFINED BANGKA TIN	INDONESIA	CID001460	CFSP Compliant

Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSP Compliant

Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSP Compliant

Tin	PT Tambang Timah	PT Tambang Timah	INDONESIA	CID001477	CFSP Compliant

Tin	PT Timah	PT Timah (Persero), Tbk	INDONESIA	CID001482	CFSP Compliant

Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSP Compliant

Tin	Rui Da Hung	Rui Da Hung	TAIWAN	CID001539	Active in CFSP

Tin	Soft Metais, Ltda.	Soft Metais, Ltda.	BRAZIL	CID001758	Active in CFSP

Tin	Thaisarco	Thaisarco	THAILAND	CID001898	CFSP Compliant

Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	CFSP Compliant

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158	Active in CFSP

Tin	Yunnan Tin Company, Ltd.	Yunnan Tin Company, Ltd.	CHINA	CID002180	CFSP Compliant

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	CID000258	Active in CFSP

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSP Compliant

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification	Comments

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Active in CFSP

Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	CFSP Compliant

Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	CID002541	Active in CFSP

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	CID000769	CFSP Compliant

Tungsten	Japan New Metals Co Ltd	Japan New Metals Co., Ltd.	JAPAN	CID000825	CFSP Compliant

Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES	CID000105	Active in CFSP

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Active in CFSP

Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFSP Compliant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSP Compliant

Tungsten	Xiamen Tungsten Co., Ltd	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFSP Compliant

Metal	CFSP Compliant	Active in CFSP	Grand Total
Gold	43	2	45
Tantalum	15		15
Tin	28	9	37
Tungsten	7	5	12
Grand Total	93	16	109